As filed with the Securities and Exchange Commission on November 8, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its charter)

Delaware	52-1655102
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas 75270	75270
(Address of Principal Executive Offices)	(Zip Code)

BLOCKBUSTER INC.

AMENDED AND RESTATED

1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(Full title of the Plan)

Edward B. Stead

Executive Vice President and General Counsel

Blockbuster Inc.

1201 Elm Street

Dallas, Texas 75270

(214) 854-3000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Class A common stock, par value $0.01 per share	15,343,750	$7.01	$107,559,687.50	$13,627.82

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Blockbuster Inc. (“Blockbuster” or the “Registrant”), that may be issued pursuant to stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 429 under the Securities Act, the prospectus delivered to participants in the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (the “Plan”) in accordance with Form S-8 and Rule 428 of the Securities Act relates to the 15,343,750 shares of Class A Common Stock registered hereby and the 25,000,000 shares of Class A Common Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-30612) filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2000. (See “Registration of Additional Securities.”)
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The offering price and registration fee are based on a price of $7.01 per share, which price is the average of the high and low prices of the Class A Common Stock as reported by the New York Stock Exchange on November 4, 2004.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement covers an additional 15,343,750 shares of Class A Common Stock that may be offered pursuant to the Plan, for which a previously filed Registration Statement on Form S-8 is effective (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement (File No. 333-30612) as filed with the Commission on February 17, 2000, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004;

(2)	The Registrant’s Current Reports on Form 8-K, filed on July 8, 2004, August 18, 2004, August 20, 2004, September 30, 2004, October 8, 2004, October 18, 2004, October 22, 2004 and October 28, 2004; and

(3)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004, filed on May 7, 2004, August 9, 2004 and November 8, 2004, respectively; and

(4)	The description of the Registrant’s Class A Common Stock, contained in Item 1 of the Registrant’s registration statement on Form 8-A (File No. 001-15153), filed with the Commission on July 13, 1999, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. For the avoidance of doubt, information furnished pursuant to Item 9 or 12, or, as of or after August 23, 2004, Item 2.02 or 7.01, of any Current Report on Form 8-K shall not be deemed incorporated by reference herein or otherwise to form a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

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The Registrant’s Second Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the laws of Delaware, as the same may be amended, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of any fiduciary duty as a director.

The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, the Registrant maintains liability insurance for its directors and officers.

In connection with the exchange offer transaction that resulted in the split-off of the Registrant from Viacom Inc., the Registrant’s former majority stockholder (“Viacom”), the Registrant has separately agreed, to the fullest extent permitted by applicable law, promptly to indemnify each person who was a member of the Registrant’s board of directors as of May 20, 2004, including the directors and executive officers of Viacom who served as board members of the Registrant, each person who was an officer of the Registrant as of May 20, 2004, and any person who became a member of the Registrant’s board of directors or who became an officer at any time prior to the date Viacom distributed control of the Registrant or otherwise disposed of, in one or more transactions, at least 80% of the aggregate number of shares of class A and class B common stock of the Registrant that it owned immediately prior to the first such disposition and in each case, who was, is or may be a party to any action based in whole or in part on the fact that such person is or was a member of the Registrant’s board of directors or the special committee of the Registrant or is or was an officer of the Registrant, as applicable. The Registrant has also agreed, to the fullest extent permitted by applicable law, promptly to advance any and all expenses incurred by any indemnified party in connection with any such action provided that such indemnified party undertakes to repay any advance if it is ultimately determined in a final disposition that such indemnified party was not entitled to be indemnified by the Registrant. Additionally, the Registrant has agreed not to amend the indemnification provisions contained in the Registrant’s certificate of incorporation and bylaws in a manner adverse to the rights to indemnification currently enjoyed by the members of the Registrant’s board of directors or the officers of the Registrant or inconsistent with the foregoing provisions, except to the extent required by applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

3.1	Second Amended and Restated Certificate of Incorporation of Blockbuster Inc. (1)

3.2	Amended and Restated Bylaws of Blockbuster Inc. (1)

4.1	Specimen Class A Common Stock Certificate of Blockbuster Inc. (2)

5.1	Opinion of Vinson & Elkins L.L.P. (3)

23.1	Consent of PricewaterhouseCoopers LLP. (3)

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23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement). (3)

24.1	Power of Attorney (included on signature page of this Registration Statement). (3)

99.1	Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004). (4)

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed October 8, 2004, and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, and incorporated herein by reference.

(3)	Filed herewith.

(4)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, and incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

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Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference to the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 8, 2004.

BLOCKBUSTER INC.

By:	/s/ Edward B. Stead
Edward B. Stead Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John F. Antioco, Edward B. Stead and Larry J. Zine, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Antioco John F. Antioco	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 8, 2004

/s/ Larry J. Zine Larry J. Zine	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)	November 8, 2004

/s/ Jackie M. Clegg Jackie M. Clegg	Director	November 8, 2004

/s/ Linda Griego Linda Griego	Director	November 8, 2004

/s/ John L. Muething John L. Muething	Director	November 8, 2004

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Blockbuster Inc. (1)

3.2	Amended and Restated Bylaws of Blockbuster Inc. (1)

4.1	Specimen Class A Common Stock Certificate of Blockbuster Inc. (2)

5.1	Opinion of Vinson & Elkins L.L.P. (3)

23.1	Consent of PricewaterhouseCoopers LLP. (3)

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement). (3)

24.1	Power of Attorney (included on signature page of this Registration Statement). (3)

99.1	Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (as amended through October 6, 2004). (4)

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed October 8, 2004, and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, and incorporated herein by reference.

(3)	Filed herewith.

(4)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, and incorporated herein by reference.